Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Investors:	Media:
Douglas A. Fox, CFA	Robb Kristopher
Vice President, Investor Relations	Director, Corporate Communications
and Treasurer	and Public Relations
+ 1 847 793 6735	+ 1 847 793 5514
dfox@zebra.com	rkristopher@zebra.com

Zebra Technologies Announces Record Sales and Earnings

for the 2013 Fourth Quarter and Full Year

Quarterly EPS up 20% and sales up 12% on broad-based business momentum;

Annual sales exceed $1 billion for first time

Lincolnshire, IL, February 19, 2014—Zebra Technologies Corporation (NASDAQ: ZBRA) today announced 2013 fourth quarter diluted earnings per share of a record $0.82, including exit, restructuring and acquisition costs that reduced earnings by $0.09 per share. Earnings per share for the fourth quarter of 2012 totaled $0.68. Net sales for the quarter ended December 31, 2013, increased 12.4% to a record $284,539,000 from $253,179,000 for the fourth quarter of 2012.

Summary Financial Performance (Unaudited)

	4Q13	4Q12	Change
Net sales (in 000s)	$284,539	$253,179	12.4%
Gross margin (%)	49.6	49.2	0.4 pts.
Operating margin (%)	17.3	17.5	(0.2) pts.
Income from continuing operations (in 000s)	$41,525	$34,799	19.3%
Income (loss) from discontinued operations, net of tax (in 000s)	$125	$191	(34.6%)
Net income (in 000s)	$41,650	$34,990	19.0%
Diluted earnings per share:
Income from continuing operations	$0.82	$0.68	20.6%
Income from discontinued operations	$0.00	$0.00	N/M
Net income	$0.82	$0.68	20.6%

“Effective execution of a proven growth strategy and an improving business environment led to strong performance across the breadth of Zebra’s solutions, geographic regions and industries served,” stated Anders Gustafsson, Zebra’s chief executive officer. “Zebra is well positioned for further growth as the brand of choice for helping companies around the world gain greater visibility into their extended value chains. The success of our actions is generating an improved business pipeline with customers in retail, healthcare and manufacturing. We are expanding into new markets by extending our reach in emerging geographic regions and entering new industries, with a stream of innovative products and solutions that address critical business needs.”

For the full year, earnings from continuing operations for 2013 totaled $2.63 per share, including acquisition and exit and restructuring costs that reduced earnings by $0.17 per share. For 2012, earnings from continuing operations were $2.35 per share, including acquisition, exit and restructuring costs and an asset impairment charge that reduced earnings by $0.23 per share. Net sales increased 4.2% to a record $1,038,159,000 for 2013 from $996,168,000 for 2012.

As of December 31, 2013, Zebra had $415,795,000 in cash and investments, and no long-term debt. Net inventories were $121,023,000, and net accounts receivable were $176,917,000.

Discussion and Analysis – Fourth Quarter

•	Net sales growth of 12.4% included sales growth in North America, Asia Pacific and the Europe, Middle East and Africa regions. The higher sales occurred across all product and service categories.

•	The operations of Hart Systems, which the company acquired in December 2013, had no material effect on 2013 fourth quarter financial results.

•	Gross profit increased 13.3% for the fourth quarter of 2013 over the same period of the prior year. Gross profit was 49.6% of sales for the 2013 fourth quarter and 49.2% for the prior-year period. The increase is primarily due to higher volumes.

•	Operating expenses increased by 14.4%, principally from increased expenses for compensation, outside professional services, information systems, and depreciation. The increase in amortization expense is related to the acquisition of certain patent rights in December 2012. Higher acquisition costs relate to increased activity in investigated and completed mergers and acquisitions during the period. Exit and restructuring costs in 2013 relate to the restructuring of the location solutions business management structure.

•	The effective income tax rate for 2013 reflects the effect of a higher proportion of income generated in jurisdictions with lower tax rates.

Stock Purchase Update

During the fourth quarter of 2013, Zebra returned $4,643,000 to shareholders through the repurchase of 88,100 shares of Zebra Technologies Corporation Class A Common Stock at a weighted average price of $52.70 per share. At December 31, 2013, the company had 665,475 shares remaining in its stock buyback authorization, and 50,349,546 shares of common stock were outstanding.

First Quarter Outlook

Zebra announced its financial forecast for the first quarter of 2014. Net sales are expected within a range of $276,000,000 to $286,000,000. Diluted earnings per share are expected within a range of $0.77 to $0.87.

Conference Call Notification

Investors are invited to listen to a live webcast of Zebra’s conference call discussing the company’s financial results for the fourth quarter of 2013. The conference call will be held at 11:00 AM Eastern Time today. To listen to the call, visit the company’s website at http://www.zebra.com.

Forward-looking Statement

This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s financial forecast for the first quarter of 2014 stated in the paragraph above captioned “First Quarter Outlook.” Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. The continued uncertainty over future global economic conditions, the availability of credit, capital markets volatility, may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in our ability to obtain products from vendors as a result of supply chain constraints, natural disasters or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of a large investment portfolio, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. The success of integrating acquisitions including Hart Systems could also affect profitability, reported results and the company’s competitive position in it industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “estimate,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission. In particular, readers are referred to the Zebra’s latest Form 10-K which is on file with the Securities and Exchange Commission.

About Zebra Technologies

A global leader respected for innovation and reliability, Zebra Technologies Corporation (NASDAQ: ZBRA) offers technologies that give a virtual voice to an organization’s assets, people and transactions, enabling organizations to unlock greater business value. The company’s extensive portfolio of marking and printing technologies, including RFID and real-time location solutions, illuminates mission-critical information to help customers take smarter business actions. For more information about Zebra’s solutions, visit http://www.zebra.com.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	December 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$62,827	$64,740
Investments and marketable securities	350,380	324,140
Accounts receivable, net	176,917	168,732
Inventories, net	121,023	123,357
Deferred income taxes	19,810	13,484
Income taxes receivable	7,622	—
Prepaid expenses and other current assets	15,524	16,410

Total current assets	754,103	710,863

Property and equipment at cost, less accumulated depreciation and amortization	109,588	101,349
Long-term deferred income taxes	—	2,602
Goodwill	155,800	94,942
Other intangibles, net	68,968	39,151
Long-term investments and marketable securities	2,588	5,195
Other assets	28,765	13,646

Total assets	$1,119,812	$967,748

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$34,688	$23,045
Accrued liabilities	61,962	57,234
Deferred revenue	15,506	13,326
Income taxes payable	6,898	1,609

Total current liabilities	119,054	95,214
Long-term deferred tax liability	25,492	—
Deferred rent	1,131	1,303
Other long-term liabilities	15,477	14,229

Total liabilities	161,154	110,746

Stockholders’ equity:
Class A Common Stock	722	722
Additional paid-in capital	143,295	139,523
Treasury stock	(678,456)	(641,438)
Retained earnings	1,502,878	1,368,520
Accumulated other comprehensive loss	(9,781)	(10,325)

Total stockholders’ equity	958,658	857,002

Total liabilities and stockholders’ equity	$1,119,812	$967,748

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Net sales:
Net sales of tangible products	$269,583	$241,257	$984,532	$948,227
Revenue from services and software	14,956	11,922	53,627	47,941

Total net sales	284,539	253,179	1,038,159	996,168

Cost of sales:
Cost of sales of tangible products	136,547	121,869	507,513	479,633
Cost of services and software	6,964	6,850	27,036	24,891

Total cost of sales	143,511	128,719	534,549	504,524

Gross profit	141,028	124,460	503,610	491,644

Operating expenses:
Selling and marketing	36,280	33,313	138,020	129,906
Research and development	23,712	22,605	91,147	87,364
General and administrative	24,434	20,964	96,216	92,167
Amortization of intangible assets	1,826	1,463	7,383	4,673
Acquisition costs	3,322	1,037	4,690	3,109
Exit and restructuring costs	2,375	960	5,890	960
Asset impairment charge	0	0	0	9,114

Total operating expenses	91,949	80,342	343,346	327,293

Operating income	49,079	44,118	160,264	164,351

Other income (expense):
Investment income	666	526	2,366	2,485
Foreign exchange loss	209	(5)	(524)	(941)
Other, net	252	(577)	1,721	(1,721)

Total other income (expense)	1,127	(56)	3,563	(177)

Income from continuing operations before income taxes	50,206	44,062	163,827	164,174
Income taxes	8,681	9,263	29,602	42,277

Income from continuing operations	41,525	34,799	134,225	121,897
Income from discontinued operations, net of tax	125	191	133	1,007

Net income	$41,650	$34,990	$134,358	$122,904

Basic earnings per share:
Income from continuing operations	$0.83	$0.69	$2.65	$2.36
Income from discontinued operations	0.00	0.00	0.00	0.02

Net income	$0.83	$0.69	$2.65	$2.38

Diluted earnings per share:
Income from continuing operations	$0.82	$0.68	$2.63	$2.35
Income from discontinued operations	0.00	0.00	0.00	0.02

Net income	$0.82	$0.68	$2.63	$2.37

Basic weighted average shares outstanding	50,289	50,968	50,693	51,566
Diluted weighted average and equivalent shares outstanding	50,666	51,262	51,063	51,843

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Amounts in thousands)

(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Net income	$41,650	$34,990	$134,358	$122,904

Other comprehensive income (loss):
Unrealized gains (losses) on hedging transactions, net of income taxes	(228)	(1,048)	118	(7,241)
Unrealized holding gains (losses) on investments, net of income taxes	50	(30)	(456)	887
Foreign currency translation adjustment	382	42	882	242

Comprehensive income	$41,854	$33,954	$134,902	$116,792

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Year Ended
	December 31, 2013	December 31, 2012
Cash flows from operating activities:
Net income	$134,358	$122,904
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	32,110	26,177
Share-based compensation	13,109	14,727
Asset impairment charge	—	9,114
Excess tax benefit from share-based compensation	(4,277)	(1,578)
Loss on sale of property and equipment	224	311
Gain on sale of business	(201)	(930)
Deferred income taxes	7,929	8,067
Changes in assets and liabilities:
Accounts receivable, net	(6,488)	(8,647)
Inventories, net	2,743	11,530
Other assets	(342)	7,304
Accounts payable	7,544	(14,605)
Accrued liabilities	6,220	(4,193)
Deferred revenue	2,133	4,351
Income taxes	(242)	16,335
Other operating activities	(54)	(7,536)

Net cash provided by operating activities	194,766	183,331

Cash flows from investing activities:
Purchases of property and equipment	(20,211)	(22,443)
Proceeds from the sale of business	—	27,580
Acquisition of business, net of cash acquired	(95,328)	(59,876)
Acquisition of intangible assets	(1,500)	(3,500)
Purchase of long-term equity investment	(12,021)	(9,125)
Purchases of investments and marketable securities	(410,283)	(347,609)
Maturities of investments and marketable securities	49,453	145,028
Proceeds from sales of investments and marketable securities	336,741	164,410

Net cash used in investing activities	(153,149)	(105,535)

Cash flows from financing activities:
Purchase of treasury stock	(63,102)	(54,373)
Proceeds from exercise of stock options and stock purchase plan purchases	14,652	3,361
Excess tax benefit from share-based compensation	4,277	1,578

Net cash used in financing activities	(44,173)	(49,434)

Effect of exchange rate changes on cash	643	(40)

Net increase (decrease) in cash and cash equivalents	(1,913)	28,322
Cash and cash equivalents at beginning of period	64,740	36,418

Cash and cash equivalents at end of period	$62,827	$64,740

Supplemental disclosures of cash flow information:
Income taxes paid	$18,418	$20,059

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL SALES INFORMATION

(Amounts in thousands)

(Unaudited)

SALES BY PRODUCT CATEGORY

	Three Months Ended
Product Category	December 31, 2013	December 31, 2012	Percent Change	Percent of Net Sales – 2013	Percent of Net Sales – 2012
Hardware	$202,772	$182,267	11.2	71.2	72.0
Supplies	65,327	57,607	13.4	23.0	22.8
Service and software	14,956	11,922	25.4	5.3	4.7

Subtotal products	283,055	251,796	12.4	99.5	99.5
Shipping and handling	1,484	1,383	7.3	0.5	0.5

Total net sales	$284,539	$253,179	12.4	100.0	100.0

	Year Ended
Product Category	December 31, 2013	December 31, 2012	Percent Change	Percent of Net Sales – 2013	Percent of Net Sales – 2012
Hardware	$735,123	$730,489	0.6	70.8	73.4
Supplies	243,965	212,499	14.8	23.5	21.3
Service and software	53,627	47,941	11.9	5.2	4.8

Subtotal products	1,032,715	990,929	4.2	99.5	99.5
Shipping and handling	5,444	5,239	3.9	0.5	0.5

Total net sales	$1,038,159	$996,168	4.2	100.0	100.0

SALES BY GEOGRAPHIC REGION

	Three Months Ended
Geographic Region	December 31, 2013	December 31, 2012	Percent Change	Percent of Net Sales – 2013	Percent of Net Sales - 2012
Europe, Middle East and Africa	$88,660	$83,355	6.4	31.2	32.9
Latin America	25,335	26,255	(3.5)	8.9	10.4
Asia-Pacific	40,936	31,665	29.3	14.4	12.5

Total International	154,931	141,275	9.7	54.5	55.8
North America	129,608	111,904	15.8	45.5	44.2

Total net sales	$284,539	$253,179	12.4	100.0	100.0

	Year Ended
Geographic Region	December 31, 2013	December 31, 2012	Percent Change	Percent of Net Sales - 2013	Percent of Net Sales - 2012
Europe, Middle East and Africa	$326,470	$322,970	1.1	31.4	32.4
Latin America	99,041	100,101	(1.1)	9.5	10.0
Asia-Pacific	152,740	137,577	11.0	14.7	13.8

Total International	578,251	560,648	3.1	55.6	56.2
North America	459,908	435,520	5.6	44.4	43.8

Total net sales	$1,038,159	$996,168	4.2	100.0	100.0

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

PRINTER UNITS and AVERAGE UNIT PRICES

(Unaudited)

	Three Months Ended
	December 31,	December 31,	Percent
	2013	2012	Change
Total printers shipped	368,204	321,314	14.6
Average selling price of printers shipped	$462	$477	(3.1)

	Year Ended
	December 31,	December 31,	Percent
	2013	2012	Change
Total printers shipped	1,321,624	1,260,141	4.9
Average selling price of printers shipped	$469	$485	(3.3)